                                                                     Exhibit 4.3



                                                           EXECUTION COUNTERPART

================================================================================

                                CREDIT AGREEMENT

                        NO : K.TEL.167/HK950/SEK-20/2003

                                   dated as of

                                  July 31, 2003

                                      among

        PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA, TBK.,

                            The LENDERS Party Hereto

                                       and

                     JPMORGAN CHASE BANK, HONG KONG OFFICE,
                                as Facility Agent

                               -------------------

                                US$196,970,274.71

                               -------------------

================================================================================

                       MILBANK, TWEED, HADLEY & MCCLOY LLP

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..............................................................................    2

         SECTION 1.01.  Defined Terms..............................................................    2
         SECTION 1.02.  Terms Generally............................................................    9
         SECTION 1.03.  Accounting Terms; GAAP.....................................................    9

ARTICLE II THE CREDITS.............................................................................    9

         SECTION 2.01.  The Loan...................................................................    9
         SECTION 2.02.  Repayment of Loan; Evidence of Debt........................................    9
         SECTION 2.03.  Prepayment of Loan.........................................................   10
         SECTION 2.04.  Fees.......................................................................   11
         SECTION 2.05.  Interest...................................................................   11
         SECTION 2.06.  Taxes......................................................................   12
         SECTION 2.07.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs................   13
         SECTION 2.08.  Increased Costs............................................................   15
         SECTION 2.09.  Illegality.................................................................   16
         SECTION 2.10.  Designation of a Different Lending Office; Replacement of Lenders..........   16
         SECTION 2.11.  Break Funding Payments.....................................................   17

ARTICLE III REPRESENTATIONS AND WARRANTIES.........................................................   17

         SECTION 3.01.  Organization; Powers.......................................................   17
         SECTION 3.02.  Authorization; Enforceability..............................................   17
         SECTION 3.03.  Governmental Approvals; No Conflicts.......................................   18
         SECTION 3.04.  Financial Condition........................................................   18
         SECTION 3.05.  Properties.................................................................   18
         SECTION 3.06.  Actions, Suits and Proceedings.............................................   19
         SECTION 3.07.  Compliance with Laws and Agreements........................................   19
         SECTION 3.08.  Taxes......................................................................   19
         SECTION 3.09.  Disclosure.................................................................   19
         SECTION 3.10.  Legal Form.................................................................   19
         SECTION 3.11.  Ranking....................................................................   19
         SECTION 3.12.  Commercial Activity; Absence of Immunity...................................   19
         SECTION 3.13.  Solvency...................................................................   20
         SECTION 3.14.  Telkomsel..................................................................   20

ARTICLE IV CONDITIONS PRECEDENT TO EFFECTIVE DATE..................................................   20

ARTICLE V AFFIRMATIVE COVENANTS....................................................................   22

         SECTION 5.01.  Financial Statements and Other Information.................................   22
         SECTION 5.02.  Notices of Material Events.................................................   23
         SECTION 5.03.  Existence; Conduct of Business.............................................   24
         SECTION 5.04.  Payment of Obligations.....................................................   24
         SECTION 5.05.  Maintenance of Properties; Insurance.......................................   24
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         SECTION 5.06.  Books and Records; Inspection Rights.......................................   24
         SECTION 5.07.  Compliance with Laws.......................................................   24
         SECTION 5.08.  Governmental Approvals.....................................................   25
         SECTION 5.09.  Credit Rating..............................................................   25
         SECTION 5.10.  Filings....................................................................   25
         SECTION 5.11.  Listing....................................................................   25
         SECTION 5.12.  Compliance.................................................................   26
         SECTION 5.13.  Ranking with Other Creditors...............................................   26
         SECTION 5.14.  Lines of Business..........................................................   26

ARTICLE VI NEGATIVE COVENANTS......................................................................   26

         SECTION 6.01.  Limitation on Fundamental Changes and Sale of Assets.......................   26
         SECTION 6.02.  Transaction with Affiliates................................................   26

ARTICLE VII EVENTS OF DEFAULT......................................................................   26

ARTICLE VIII THE FACILITY AGENT....................................................................   29

         SECTION 8.01.  Appointment................................................................   29
         SECTION 8.02.  Rights as a Lender.........................................................   29
         SECTION 8.03.  Limitation on Duties.......................................................   29
         SECTION 8.04.  Reliance by Agent..........................................................   30
         SECTION 8.05.  Sub-Agents.................................................................   30
         SECTION 8.06.  Resignation................................................................   31
         SECTION 8.07.  Reliance by Lenders........................................................   31
         SECTION 8.08.  Legal Restrictions.........................................................   31
         SECTION 8.09.  Information................................................................   31
         SECTION 8.10.  Application of Proceeds....................................................   31
         SECTION 8.11.  Directions.................................................................   32
         SECTION 8.12.  Affiliates.................................................................   32
         SECTION 8.13.  Banking Business...........................................................   32
         SECTION 8.14.  Defaults...................................................................   33
         SECTION 8.15.  Failure to Act.............................................................   33
         SECTION 8.16.  Call Option and Escrow Agreement...........................................   33

ARTICLE IX MISCELLANEOUS...........................................................................   33

         SECTION 9.01.  Notices....................................................................   33
         SECTION 9.02.  Waivers; Amendments........................................................   34
         SECTION 9.03.  Expenses; Indemnity; Damage Waiver.........................................   35
         SECTION 9.04.  Successors and Assigns.....................................................   36
         SECTION 9.05.  Survival...................................................................   38
         SECTION 9.06.  Counterparts; Integration; Effectiveness...................................   38
         SECTION 9.07.  Severability...............................................................   39
         SECTION 9.08.  Right of Set-off...........................................................   39
         SECTION 9.09.  Governing Law; Jurisdiction; Service of Process; Etc. .....................   39
         SECTION 9.10.  Waiver of Jury Trial.......................................................   40
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         SECTION 9.11.  No Immunity................................................................   40
         SECTION 9.12.  Judgment Currency..........................................................   40
         SECTION 9.13.  Use of English Language....................................................   41
         SECTION 9.14.  Headings...................................................................   41
         SECTION 9.15.  Confidentiality............................................................   42

SCHEDULE I              -    Principal Amount
SCHEDULE II             -    Treaty Countries
EXHIBIT A               -    Form of Assignment and Acceptance
EXHIBIT B               -    Form of Process Agent Acceptance
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                                     - iii -

                  This CREDIT AGREEMENT (this "AGREEMENT") dated as of July 31, 2003, is entered into by and between PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA, TBK., a limited liability company organized under the laws of the Republic of Indonesia, the LENDERS party hereto, and JPMORGAN CHASE BANK, Hong Kong Office, as Facility Agent.

                                    RECITALS

1. AWI and the Borrower have entered into a KSO Agreement No. PKS 222/HK.810/UTA-00/95 dated October 20, 1995 to develop, construct and operate fixed line telecommunications facilities in the Regional Division III West Java operating area of Indonesia (the "PROJECT");

2. Pursuant to the Amendment and Restatement dated as of May 12, 1999 of the Credit Facility Agreement dated as of April 30, 1996 among AWIF, as borrower, AWI, as guarantor, the Lenders and other parties referred to therein (the "ARIA WEST CREDIT AGREEMENT"), the Lenders have provided various financing arrangements to AWI and AWIF to enable AWI to undertake the Project;

3. The Borrower has agreed to purchase all of the issued and outstanding shares of AWI, being 2,704,444 ordinary shares of nominal value Rp. 114,000 per share, (the "SHARES") from the Selling Shareholders pursuant to a Conditional Sale and Purchase Agreement No:
         K.Tel.76/HK810/SEK-32/2002 dated May 8, 2002 and as amended pursuant to The First Amendment to the Conditional Sale and Purchase Agreement dated as of July 31, 2003 (the "PURCHASE AGREEMENT");

4. In order to help facilitate the repayment of the Aria West Credit Agreement and such other financing agreements entered into in relation to the Aria West Credit Agreement, the Borrower and the Lenders are willing to enter into this Agreement on the terms and conditions set forth herein and the other Basic Documents on the terms and conditions set forth therein.

                                    AGREEMENT

                  NOW THEREFORE in consideration of the mutual representations, warranties, promises, covenants and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the Borrower and the Lenders agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGENCY AGREEMENT" means the agency agreement dated as of July 31, 2003 among the Borrower, the Selling Shareholders and Bank of New York, as Agent.

                  "APPLICABLE RATE" means 3.5% per annum.

                  "ARIAWEST RELEASE AGREEMENT" means the release agreement dated as of July 31, 2003 between AWI, AWIF, the lenders party thereto and CIBC Asia Limited, as existing facility agent and JPMorgan Chase Bank, as existing collateral agent under the AriaWest Credit Agreement.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Facility Agent, in the form of Exhibit A or any other form approved by the Facility Agent.

                  "AWI" means PT AriaWest International, a limited liability company organized under the laws of Indonesia.

                  "AWIF" means Aria West International Finance B.V., a closed company with limited liability duly organized and validly existing under the laws of The Netherlands, having its corporate seat in Amsterdam.

                  "BAPEPAM" has the meaning assigned to such term in Section 3.04(a).

                  "BASIC DOCUMENTS" means, collectively, this Agreement, the Promissory Notes, the Call Option and Escrow Agreement and the AriaWest Release Agreement.

                  "BORROWER" means Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia, Tbk., a limited liability company organized under the laws of the Republic of Indonesia, which for the avoidance of doubt includes all its divisions and any interest it may have in any Kerjasama Operasi (KSO) units.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Jakarta, Hong Kong or New York City are authorized or required by law to remain closed.

                  "CALL OPTION AND ESCROW AGREEMENT" means the Call Option and Escrow Agreement dated as of July 31, 2003 between the Selling Shareholders, the Lenders, the Facility Agent and the Escrow Agent.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law, if the jurisdiction of the applicable lending office of such Lender is set forth in
Schedule II) of any Governmental Authority made or issued after the date of this Agreement, or (d) compliance by any Lender with a lending office not set forth in Schedule II with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement (not having the force of law) which is being generally complied with by financial institutions in the relevant jurisdiction.

                  "COMMON AGREEMENT" means the Amendment and Restatement dated as of May 12, 1999 of the Common Agreement dated as of April 30, 1996 among AWIF, as borrower, AWI, as guarantor, the lenders party thereto, CIBC Asia Limited, as facility agent and intercreditor agent, Credit Lyonnais S.A., as technical agent and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as collateral agent.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DEFAULT INTEREST PERIOD" means, at any time after a Default has occurred and is continuing, each successive period as the Facility Agent shall from time to time (with the approval of the Required Lenders) choose; provided that (a) no such period shall exceed three months, (b) the first such period shall commence as of the date on which such principal or other amount became due and is not paid in accordance herewith and each succeeding period shall commence upon the expiry of the immediately preceding period and (c) in the absence of or pending such consent from the Required Lenders, each Default Interest Period shall have a duration of one month.

                  "DOCUMENTATION BANK" means JPMorgan Chase Bank.

                  "DOLLARS" OR "$" means the lawful currency of the United States of America.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 9.02).

                  "ELIGIBLE ASSIGNEE" means any Person other than (a) a Person who does not ordinarily buy and sell financial instruments of this nature, (b) a telecommunications operator or (c) employees or management of the Borrower and its Subsidiaries.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ESCROW AGENT" means The Bank of New York, as Escrow Agent pursuant to the Call Option and Escrow Agreement.

                  "EVENTS OF DEFAULT" has the meaning assigned to such term in
Article VII.

                  "EXCLUDED TAXES" means, with respect to the Facility Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income tax, capital gains tax or franchise tax, or similar tax imposed generally on the income or gains of the Facility Agent, such Lender or such other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, as the case may be, by the jurisdiction in which the Facility Agent or such other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, as the case may be, is located or such Lender's applicable lending office, as applicable, is located, (b) any branch profits tax or similar tax imposed on the Facility Agent or such other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, as the case may be, by the jurisdiction in which the Facility Agent or such recipient is located or imposed on any Lender by the jurisdiction in which the applicable Lender's lending office is located, as applicable and (c) to the extent any withholding tax is imposed in excess of 10% of the relevant payment amount as a result of any Lender's failure to comply with the requirements of Section 2.06(e).

                  "FACILITY AGENT" means JPMorgan Chase Bank, Hong Kong Office, in its capacity as facility agent for the Lenders hereunder.

                  "FEE LETTER" means the fee letter agreement dated July 16, 2003 between the Borrower and the Facility Agent.

                  "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than Indonesia.

                  "GAAP" means generally accepted accounting principles in Indonesia.

                  "GOVERNMENTAL AUTHORITY" means the government of Indonesia, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person as lessee, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" means Taxes (other than Excluded Taxes) on or with respect to any payment by or on account of any obligation of the Borrower hereunder.

                  "INDONESIA" means the Republic of Indonesia and its territorial waters.

                  "INTEREST PERIOD" means the period commencing on, in respect of the first Interest Period, the Effective Date, and ending on the Payment Date following the Effective Date and, for each subsequent Interest Period, commencing on the last day of the preceding Interest Period, and ending on the next Payment Date; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall end on the immediately preceding Business Day and (ii) notwithstanding the foregoing, if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

                  "LENDERS" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO RATE" means, with respect to the then outstanding principal amount of the Loan for any Interest Period (or for any Default Interest Period for any principal of any Loan or any other amount under this Agreement), the rate appearing on LIBOR01 page of the Reuters screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Facility Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period (or Default Interest Period), as the rate for Dollar deposits of an amount comparable to the then outstanding principal amount of the Loan with a maturity term comparable to such Interest Period (or Default Interest Period). In the event that such rate is not available at such time for any reason, then, the LIBO Rate with respect to such Loan for such Interest Period (or Default Interest Period) shall be the arithmetic average of the rates (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits in an amount comparable to the then outstanding principal amount of the Loan to be made by the respective Reference Lenders for such Interest Period and for a maturity comparable to such Interest Period (or Default Interest Period) are offered by the principal London office of the respective Reference Lenders in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period (or Default Interest Period). If any Reference Lender does not timely furnish the information required for determination of any LIBO Rate, the Facility Agent shall determine such LIBO Rate on the basis of the information timely furnished by the remaining Reference Lenders.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, fiduciary security, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "LONDON BANKING DAY" means, in relation to any day for which an interest rate is to be determined, any day that is not a Saturday, Sunday or other day on which commercial banks in London are authorized or required by law to remain closed; provided that "London Banking Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, or financial condition of the Borrower and its Material Subsidiary taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any of the Basic Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement.

                  "MATERIAL SUBSIDIARY" means PT Telekomunikasi Selular so long as the Borrower or any of its Subsidiaries directly or indirectly owns more than 50% of its issued and outstanding shares and at all other times, there shall be no Material Subsidiary.

                  "MATURITY DATE" means June 30, 2007.

                  "NOTEHOLDERS" has the meaning assigned to such term in the Call Option and Escrow Agreement.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than Excluded Taxes) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PAYMENT DATE" means each June 30 and December 31 from the date hereof (but not including the date hereof) through and including the Maturity Date; provided, that if such day is not a Business Day then the immediately preceding Business Day.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PROCESS AGENT" has the meaning assigned to such term in
Section 9.09(c).

                  "PROCESS AGENT ACCEPTANCE" means a letter from the Process Agent to the Facility Agent, substantially in the form of Exhibit B.

                  "PROMISSORY NOTES" means collectively, the Tranche A Promissory Notes and the Tranche B Promissory Notes.

                  "PROPERTY" of any Person means any property, assets or revenues of such Person or any interest therein.

                  "REFERENCE LENDERS" means the principal London offices of JPMorgan Chase Bank, Deutsche Bank and BNP Paribas (or their respective applicable lending offices, as the case may be).

                  "REGISTER" has the meaning set forth in Section 9.04(c).

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders holding at least 66 2/3% of the aggregate principal amount of the then total outstanding amount of the Loan.

                  "SEC" means the Securities and Exchange Commission of the United States of America.

                  "SELLING SHAREHOLDERS" means collectively, PT Aria Infotek, a limited liability company organized under the laws of Indonesia, Mediaone International I B.V., a private limited company incorporated under the laws of the Netherlands and The Asian Infrastructure Fund, an exempted limited duration company organized under the laws of the Cayman Islands (each, a "SELLING SHAREHOLDER").

                  "SHAREHOLDERS RELEASE AGREEMENT" means the release agreement dated as of July 31, 2003 between the Selling Shareholders, the lenders party thereto and CIBC Asia Limited, as existing facility agent and JPMorgan Chase Bank, as existing collateral agent under the AriaWest Credit Agreement.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TRANCHE A PROMISSORY NOTES" means collectively, the Series II promissory notes dated July 31, 2003 with a maturity date of July 31, 2008 issued by the Borrower pursuant to the Purchase Agreement which were transferred by the Selling Shareholders to the Noteholders pursuant to the Shareholders Release Agreement.

                  "TRANCHE B PROMISSORY NOTES" means collectively, the Series II promissory notes dated July 31, 2003 with a maturity date of January 31, 2009 issued by the Borrower pursuant to the Purchase Agreement which were transferred by the Selling Shareholders to the Noteholders pursuant to the Shareholders Release Agreement.

                  "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement and the other Basic Documents to which it is a party.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. The Loan. Each Lender agrees on the terms and conditions set forth herein to lend to the Borrower on the Effective Date the amount set forth opposite such Lender's name in Schedule I. The Borrower agrees that the Loan has been fully drawn on the Effective Date. The Borrower and each Lender confirm that the outstanding principal amount of the Loan owing to such Lender on the Effective Date is correctly set forth in Schedule I . Amounts prepaid or repaid in respect of the Loan may not be reborrowed.

                  SECTION 2.02. Repayment of Loan; Evidence of Debt.

                  (a) Repayment. The Borrower hereby unconditionally and irrevocably promises to pay to the Facility Agent for account of the Lenders the amount set forth next to each Payment Date on such Payment Date, as set forth below:

                                            Principal Amount
Payment Date                                 Amount of Loan
------------                                ----------------
December 31, 2003                            $24,655,151.30
June 30, 2004                                $24,655,151.30
December 31, 2004                            $24,655,151.30
June 30, 2005                                $24,655,151.30
December 31, 2005                            $24,655,151.30
June 30, 2006                                $24,655,151.30
December 31, 2006                            $24,655,151.30
Maturity Date                                $24,384,215.58

                  (b) Maintenance of Records by the Facility Agent. The Facility Agent shall maintain records in which it shall record (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Facility Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (c) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Facility Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement.

                  SECTION 2.03. Prepayment of Loan.

                  (a) Right to Prepay Borrowings. The Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part without premium or penalty, subject to the requirements of this Section. Any prepayment of the Loan pursuant to this Section shall be applied to the installments thereof in the inverse order of maturity.

                  (b) Notices, Etc. The Borrower shall notify the Facility Agent of any prepayment hereunder not later than 11:00 a.m., Jakarta time, 10 Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loan to be prepaid. Promptly following receipt of any such notice relating to the Loan, the Facility Agent shall advise the Lenders of the contents thereof. Each partial prepayment of the Loan shall be in an amount of not less than $5,000,000 and in multiples of $1,000,000 in excess thereof (or if less, the amount then outstanding on the Loan), in each case in the aggregate for all Lenders. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.05. If such payment date is not a Payment Date, the Borrower shall pay to the Lenders the break funding payments pursuant to Section 2.11.

                  SECTION 2.04. Fees.

                  (a) Facility Agent Fees. The Borrower agrees to pay to the Facility Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Facility Agent as set forth in the Fee Letter.

                  (b) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Facility Agent for distribution. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.05. Interest.

                  (a) Loan. Unpaid principal amounts under the Loan shall bear interest at a rate per annum equal to the LIBO Rate plus the Applicable Rate.

                  (b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (including during any grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to the Loan as provided in paragraph (a) of this Section.

                  (c) Payment of Interest. Accrued interest on the Loan shall be payable in arrears on each Payment Date; provided that interest accrued pursuant to paragraph (b) of this Section shall be payable on demand.

                  (d) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of an Interest Period or Default Interest Period, as the case may be). The applicable LIBO Rate shall be determined by the Facility Agent, and such determination shall be conclusive absent manifest error. At the request of the Borrower, the Facility Agent shall deliver to the Borrower a statement setting forth the quotations and calculations methods used by the Facility Agent to determine any interest payable pursuant to this Section.

                  (e) Alternate LIBO Rate of Interest. If before the commencement of any Interest Period:

                           (i) the Facility Agent, after consultation with the Reference Lenders determines (which determination shall be conclusive in the absence of manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period due to non-availability of the Reuters Services or non-availability of any quote from the Reference Lenders; or

                           (ii) the Facility Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly cover the cost to such Lenders of maintaining their Loan for such Interest Period;

then, the Facility Agent shall forthwith furnish a notice (a "DETERMINATION NOTICE") to the Borrower and each of the Lenders specifying the circumstances therefor. During the period of 10 days after a Determination Notice has been furnished by the Facility Agent, the affected Lenders shall enter into good faith negotiations with the Borrower with a view of establishing a satisfactory alternative basis for computing interest on the then outstanding amount of the Loan of the affected Lenders for the Interest Period to which the Determination Notice relates (the "AFFECTED INTEREST PERIOD"). If the affected Lenders and the Borrower agree in writing upon such alternative basis on or before the 30th day after the Determination Notice, interest shall accrue, and be payable by the Borrower, on the then outstanding amount of the Loan of the affected Lenders during the Affected Interest Period in accordance with the alternative basis. If the affected Lenders and the Borrower fail to agree on such alternative basis on or before such 30th day, within five Business Days thereafter, the affected Lenders shall give notice to the Borrower of the rate of interest the affected Lenders determine is the sum of the Applicable Rate and the effective cost (expressed as an annual rate) to the affected Lenders of funding their Loan for the Affected Interest Period, and interest shall accrue, and be payable by the Borrower, on the then outstanding amount of the Loan of the affected Lenders during the Affected Interest Period at the rate set forth in that notice. While any such alternative basis is in force, if the affected Lenders and the Borrower determine that the alternative basis is no longer be necessary, they shall notify the Facility Agent and the interest rates on the affected Loan shall be calculated in accordance with Section 2.05(a).

                  SECTION 2.06. Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Facility Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided further, that if a Lender has designated a lending office for funding or booking its Loan which is not located in a country listed in Schedule II, then for so long as it continues to designate such lending office for booking its Loan, the Borrower's obligation to pay such additional sum to such Lender under this Section 2.06(a) shall, solely with respect to payments in connection with any withholding tax obligation, be an amount equal to not more than 10% of the payment amount which such Lender would have received had no such withholding been required.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrower. The Borrower shall indemnify the Facility Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Facility Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

                  (e) Each Lender will provide a certificate to the Borrower stating the jurisdiction in which it is a taxable entity, as may be reasonably requested from time to time by the Borrower in writing reasonably in advance of the relevant Payment Date for the purpose of enabling payments to be made without withholding or at a reduced rate; provided, that the Borrower's obligation to pay additional amounts pursuant to this Section 2.06 in respect of withholding taxes shall be limited to a maximum of 10% of the relevant payment amount for such Lender in the event that such Lender shall fail to deliver such a certificate.

                  SECTION 2.07. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.06, or otherwise) prior to 9:30 a.m., Jakarta time, on the date when due, in immediately available funds, without set-off or counterclaim and the Facility Agent shall receive from the Borrower a copy of the executed payment evidence from the Borrower's remitting bank (such as SWIFT MT 103 or MT 202) prior to 11:00 a.m. Jakarta time on such date. Any amounts received after such time on any date may, in the discretion of the Facility Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to account no. 001-0-959229, maintained by the Facility Agent at JPMorgan Chase Bank in New York, New York, U.S.A., except payments pursuant to Sections 2.08 and 9.03, which shall be made directly to the Persons entitled thereto. The Facility Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be the immediately preceding Business Day, and such reduction of time shall in each case be included and reflected in the computation of interest and other fees and amounts payable under this Agreement. All payments hereunder shall be made in Dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Facility Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay all fees and other expenses of the

Facility Agent or the Lenders that may be due by the Borrower or unpaid by the Borrower together with any default interest (including fees and disbursements of legal counsel and other advisors); (ii) second, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein the Facility Agent shall apply: (i) each payment or prepayment of principal of the Loan by the Borrower for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loan held by them; and (ii) each payment of interest on the Loan by the Borrower for account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or otherwise, obtain any payment of principal of or interest on the Loans or other amounts owing to such Lender by the Borrower hereunder and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on such Loans or other amounts then due to such Lender, than the percentage received by any other Lender or Lenders of the principal of or interest (other than as provided in any Basic Document) on the Loans or other amounts then due to such other Lender or Lenders (any such payment to such first-mentioned Lender being herein called a "DISPROPORTIONATE PAYMENT" to such Lender), such first-mentioned Lender shall
(i) promptly notify the Facility Agent and (ii) promptly and in any event within five Business Days of receipt or recovery of such payment pay to the Facility Agent an amount equal to the amount of such payment. The Facility Agent shall treat such Disproportionate Payment as if it were a payment by the Borrower hereunder to be apportioned among the Lenders as contemplated by Section 2.07(c). As between the Borrower and such first-mentioned Lender, such payment shall be treated as not having been paid (except as provided in the following sentence). As between the Borrower and each Lender such payment shall be treated as having been paid to such Lender from the Facility Agent pursuant to the second sentence of this paragraph (d). If such first-mentioned Lender shall not pay to the Facility Agent an amount equal to the Disproportionate Payment, the Facility Agent shall, out of the amounts next received from the Borrower, make an adjustment in the distribution of such amount such that each Lender's pro rata share of the then aggregate outstanding principal amount of the Loans after such payment shall be the same as such Lender's pro rata share of the then aggregate outstanding principal amount of the Loans before such Disproportionate Payment. The foregoing shall not affect the right of any Lender to exercise and retain the benefits of exercising any right with respect to any other Indebtedness or other obligations of the Borrower; and, if any Lender commences any action in any court to enforce its rights under this Agreement and, as a result thereof, or in connection therewith, receives any amount, then such Lender shall not be required to share any portion of such amount with any Lender which has a legal right to, but does not, join in such action.

                  (e) Presumptions of Payment. Unless the Facility Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Facility Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Facility Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Facility Agent forthwith on demand the amount so distributed to such Lender together with an amount sufficient to indemnify the Facility Agent against any cost or loss which it may have suffered or incurred by reason of it having paid such sum prior to it having received such sum.

                  (f) Certain Deductions by the Facility Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.07(e), then the Facility Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Facility Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.08. Increased Costs.

                  (a) Increased Costs Generally. If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender; or

                           (ii) impose on any Lender any other condition affecting this Agreement or the Loan;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered as set forth in the certificate delivered by such Lender to the Borrower pursuant to Section 2.08(c).

                  (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loan made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender (or enable such Lender to compensate its holding company) for any such reduction suffered.

                  (c) Certificates from Lender. A certificate of the Lender setting forth the amount or amounts necessary to compensate such Lender (or to enable such Lender to compensate its holding company, as the case may be), as specified in paragraph (a) or (b) of this Section, setting forth in reasonable detail the quotations and bases of calculations used by such Lender to determine such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation, provided however that on and after the date which is 60 days after the date that full, complete and irrevocable payment of all amounts due and payable hereunder have been made and to the extent the Lenders have not prior to such time exercised a right to demand compensation, the Lenders shall be deemed to have waived such right.

                  SECTION 2.09. Illegality. If it shall become unlawful for any Lender to continue to fund or maintain its Loan or to make its Loan hereunder, then upon receipt of notice to such effect to the Borrower from such Lender, such Lender's obligation to make its Loan hereunder shall be suspended and the Borrower shall repay to such Lender the outstanding principal of its Loan in full within 30 days thereafter (or on such earlier day as such Lender may specify if such Lender may not lawfully continue to fund and maintain its Loan to the end of such 30 day period). Before giving any notice pursuant to this Section, such Lender shall designate a different applicable lending office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Upon repayment by the Borrower to such Lender in accordance with the foregoing, all of the Borrower's obligations to such Lender under this Agreement shall be deemed terminated.

                  SECTION 2.10. Designation of a Different Lending Office; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.08, or if the Borrower is required to pay any sums with respect to payments in connection with any withholding tax obligation in excess of 10% of the relevant payment amount to any Lender or any Governmental Authority for the account of any Lender, in each case pursuant to
Section 2.06, then such Lender shall, if requested to by the Borrower in writing, use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.06 or Section 2.08, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.08, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to assign and transfer, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the then outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.08 such assignment will result in a reduction in such payments. A Lender shall not be required to make any such assignment and transfer if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and transfer cease to apply.

                  SECTION 2.11. Break Funding Payments. The Borrower shall from time to time promptly pay to the Facility Agent for the account of each Lender, upon the request of such Lender through the Facility Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender, as described in a certificate of such Lender) to compensate it for any loss, cost or expense incurred by such Lender that such Lender determines is attributable to any payment or prepayment of a Loan (other than payments made pursuant to Section 2.09) made by the Borrower for any reason on a date other than a Payment Date. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid or prepaid for the period from the date of such payment or prepayment to the last day of the then-current Interest Period for such Loan at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount for such period at a rate per annum equal to the interest component of the amount such Lender would have bid for Dollar deposits from other banks in the market at the commencement of such period. A certificate of the Lender setting forth any amount or amounts that it is entitled to receive pursuant to this Section, setting forth the relevant calculations in reasonable detail, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders on the Effective Date that:

                  SECTION 3.01. Organization; Powers. The Borrower is duly organized and validly existing and in good standing under the laws of Indonesia, has all requisite power and authority to carry on its business as now conducted and, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Basic Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority (including Bank Indonesia), except such as have been obtained or made and are in full force and effect (which includes the approval of the Foreign Commercial Loan Coordinating Team (the "PKLN TEAM")), other than
(i) the filing of an initial report accompanied by a copy of this Agreement to Bank Indonesia, Ministry of Finance and the PKLN Team within 15 Business Days after the execution of this Agreement; (ii) the filing of periodic reports with respect to the implementation of this Agreement and the application of the proceeds thereof to Bank Indonesia, Ministry of Finance and the PKLN Team, and
(iii) the filing of foreign exchange flow activities report in relation to its receipt of the Loans and payment under this Agreement to Bank Indonesia as required by Bank Indonesia Regulation No. 4/2/PBI/2002, the implementing regulations thereto and any amendments thereof, (b) will not violate any material law or regulation (including regulations of Bank Indonesia) or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower.

                  SECTION 3.04. Financial Condition. The Borrower has furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 30, 2002, audited by Eddy Pianto/KAP Jimmy Budhi, independent public accountants registered with the Indonesian Capital Market Supervisory Board ("BAPEPAM"), and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2003, certified by the President Director or any other duly authorized Director of the Borrower. Based on the audit of Eddy Pianto/KAP Jimmy Budhi and in its view, management has no reason to believe that such financial statements do not present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  SECTION 3.05. Properties.

                  (a) Property Generally. The Borrower and its Material Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Intellectual Property. The Borrower and its Material Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Material Subsidiary does not infringe upon the rights of any other Person except in each case for any matters that individually or in the aggregate do not result in a Material Adverse Effect.

                  SECTION 3.06. Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Material Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. The Borrower and its Material Subsidiary are in compliance with all laws, regulations and orders of any Governmental Authority (including all Environmental Laws) material to it or its property and all indentures, agreements and other instruments binding upon it or its property, except for such failures to comply that individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Taxes. Each of the Borrower and its Material Subsidiary has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP.

                  SECTION 3.09. Disclosure. The Borrower has no knowledge of any matter that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Legal Form. This Agreement is in proper legal form under the law of Indonesia for the enforcement thereof against the Borrower under such law, and if this Agreement were stated to be governed by such law, it would constitute legal, valid and binding obligations of the Borrower under such law, enforceable in accordance with its terms. All formalities required in Indonesia for the validity and enforceability of this Agreement (including any necessary approval, registration, recording or filing with any court or other authority in Indonesia) have been accomplished, and no Taxes or Other Taxes are required to be paid to Indonesia, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof. The choice by the Borrower of New York law to govern this Agreement and the submission by the Borrower to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County or the courts of Indonesia are valid and binding.

                  SECTION 3.11. Ranking. This Agreement and the obligations evidenced hereby are and will at all times be direct and unconditional obligations of the Borrower, and rank and will at all times rank in right of payment and in all other respects at least pari passu with all other unsecured unsubordinated Indebtedness of the Borrower, whether now existing or hereafter outstanding, except for those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

                  SECTION 3.12. Commercial Activity; Absence of Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement. The execution, delivery and performance by the Borrower of this Agreement constitute private and commercial acts rather than public or governmental acts. Neither the Borrower, nor any of its properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Borrower under this Agreement.

                  SECTION 3.13. Solvency. There are no proceedings commenced or, to the knowledge of the Borrower, threatened or any involuntary petition filed or, to the knowledge of the Borrower, threatened, seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, administrator, administrative receiver, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets.

                  SECTION 3.14. Telkomsel. As of the Effective Date, the Borrower directly owns 65% of the issued and fully paid common shares of PT Telekomunikasi Selular.

                                   ARTICLE IV

                     CONDITIONS PRECEDENT TO EFFECTIVE DATE

                  This Agreement shall not become effective until the date on which the Facility Agent shall have received each of the following documents, each of which shall be satisfactory to the Facility Agent (and to the extent specified below, to each Lender) in form and substance, (or such condition shall have been waived in accordance with Section 9.02) or confirmation of the matters set out below:

                  (a)      Executed Counterparts. From each party hereto either
(i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Facility Agent that such party has signed a counterpart of this Agreement.

                  (b) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Facility Agent and the Lenders and dated the Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for the Borrower, and Adnan Kelana Haryanto & Hermanto, Indonesian counsel for the Borrower, and covering such other matters relating to the Borrower, this Agreement and each of the Basic Documents to which it is a party, as the Required Lenders shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Facility Agent).

                  (c) Opinion of Counsel to the Selling Shareholders. A favorable written opinion (addressed to the Facility Agent and the Lenders and dated the Effective Date) of White & Case, international counsel for the Selling Shareholders, AWI and AWIF, and covering such other matters relating to the Selling Shareholders, the Shareholders Release Agreement, the AriaWest Release Agreement and the Call Option and Escrow Agreement as the Required Lenders shall reasonably request.

                  (d) Opinion of Counsel to the Lenders. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, addressed to the Facility Agent and the Lenders, and Makarim & Taira S., addressed to the Facility Agent and the Lenders.

                  (e) Organizational Documents. Such documents and certificates as the Facility Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower (including certified copies of (i) the Borrower's constitutive documents and any amendments thereto and (ii) minutes of the general meeting of shareholders of the Borrower evidencing the appointment of the incumbent members of the Board of Directors and the Board of Commissioners), the approval and authorization of the Transactions (including all relevant resolutions signed by the Board of Commissioners and the shareholders) and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Facility Agent and its counsel.

                  (f) Officer's Certificate. A certificate, dated the Effective Date and signed by the President Director or any other duly authorized Director, confirming the following:

                           (i) the representations and warranties of the Borrower set forth in this Agreement are true and correct on and as of the Effective Date; and

                           (ii) as of the Effective Date, no Default shall have occurred and be continuing.

                  (g) Other Basic Documents. The Basic Documents (other than this Agreement), the Agency Agreement and the Shareholders Release Agreement shall have been duly executed and delivered by each Person party thereto and the Promissory Notes shall have been transferred into the name of the Persons which are Noteholders as of the Effective Date.

                  (h) Approvals. Evidence that all governmental licenses, authorizations, consents, permits and approvals required under applicable law for the Borrower to undertake the Transactions, including the remittance to each Lender or its assigns in Dollars of all monies payable in respect thereof to the extent required hereunder, have been obtained and are in full force and effect, together with copies certified as of the Effective Date to be true and complete by the President Director or any other duly authorized director of the Borrower of all such government approvals.

                  (i) Payments. Evidence that contemporaneous with the closing hereof, the Lenders have received from AWIF the following amounts:

                           (i) $12,479,839.23 in payment of accrued interest at the LIBO Rate plus 3.5% per annum on the outstanding principal amount under the AriaWest Credit Agreement from August 31, 2002 until but not including the Effective Date;

                           (ii) $12,633,216.75 in payment of accrued interest under the AriaWest Credit Agreement accrued to August 31, 2002; and

                           (iii)    $73,965,453.90 in payment of 27.3% of the
         total outstanding
         principal under the AriaWest Credit Agreement.

                  (j)      Shareholder Payment Obligations:

                           (i)      Evidence of payment by the Selling
         Shareholders of all outstanding fees and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the Loan hereunder and as otherwise may have been payable before the Effective Date in connection with the AriaWest Credit Agreement, including all fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Makarim & Taira S. and the Principal Creditors (as defined in the Common Agreement).

                           (ii)     Evidence of payment by the Selling
         Shareholders of the fees of the Documentation Bank as agreed between the Selling Shareholders and the Documentation Bank.

                           (iii)    Evidence of payment by the Selling
         Shareholders of the fees of the Escrow Agent as agreed between the Selling Shareholders and the Escrow Agent in connection with the Call Option and Escrow Agreement.

                  (k) Facility Agent Fees. Evidence of payment of the Facility Agent fees as agreed between the Borrower and the Facility Agent.

                  (l) Process Agent Acceptance. A Process Agent Acceptance, duly executed and delivered by the Process Agent.

                  (m) Consummation of Acquisition. A certificate of the President Director or any other duly authorized Director of the Borrower and each Selling Shareholder that the acquisition of all the shares of AWI by the Borrower from the Selling Shareholders has been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Purchase Agreement. In addition, the Facility Agent shall have received copies of the legal opinions delivered by counsel to the Borrower pursuant to the Purchase Agreement, together with a letter from each Person delivering such opinion (or authorization within such opinion) authorizing reliance thereon by the Facility Agent.

                  (n) Other Documents. Such other documents as the Facility Agent or any Lender or legal counsel to the Lenders may reasonably request.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Facility Agent:

                  (a) beginning with fiscal year 2003, as soon as they become available, but in any event within 180 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related income statements and statement of changes in equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by independent public accountants of recognized national standing and registered with Bapepam to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) beginning with fiscal year 2004, as soon as they become available, but in any event within 90 days after the end of the first semi-annual financial period of each fiscal year of the Borrower, the consolidated balance sheet and related income statements and statement of changes in equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal semi-annual period and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of the President Director or any other duly authorized Director of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or its Material Subsidiary with the SEC, Bapepam and the Indonesian Stock Exchange where shares of the Borrower are listed, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally or to holders of Indebtedness generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its consolidated Subsidiaries, or compliance with the terms of this Agreement, as the Facility Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Facility Agent and each Lender prompt written notice of the following:

                  (a)      the occurrence of any Default;

                  (b) the filing or commencement of any material action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or its Material Subsidiary; and

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Each notice delivered under this Section shall be accompanied by a statement of the President Director or any other duly authorized director of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause its Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution, amalgamation or conveyance, sale, lease, assignment, transfer or other disposition permitted under Section 6.01.

                  SECTION 5.04. Payment of Obligations. The Borrower will, and will cause its Material Subsidiary to, pay its material obligations, including material tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or its Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause its Material Subsidiary to (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause its Material Subsidiary to, keep proper books of record and accounts in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause its Material Subsidiary to, permit any representatives designated by the Facility Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Borrower will, and will cause its Material Subsidiary to, comply with all material laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) applicable to it or its property, including filing all relevant tax returns in a timely manner; provided, that the Borrower will not be in breach of this Section to the extent its violation or non-compliance with this Section relates to or is connected with the Borrower's failure to comply with the laws, rules, regulations or the policies or procedures of the SEC, relating to the Borrower's Annual Report on Form 20-F for 2002, the qualifications of and audit by Eddy Pianto/KAP Jimmy Budhi for fiscal 2002, any statements, disclosures or releases relating to the foregoing, or the filing of any of the foregoing with the SEC. The Borrower agrees to use its reasonable efforts to comply with such laws, rules, regulations, policies and procedures with respect thereto, as soon as reasonably practicable.

                  SECTION 5.08. Governmental Approvals. The Borrower will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for the Borrower to operate its business and to comply with its obligations, and preserve its rights under, this Agreement.

                  SECTION 5.09. Credit Rating. The Borrower will at all times maintain a credit rating of AA or better by PEFINDO (PT Pemeringkat Efek Indonesia), or an equivalent or better credit rating by PT Kasnis Konsultama or an equivalent rating by a credit rating agency satisfactory to the Facility Agent.

                  SECTION 5.10. Filings.

                  (a) The Borrower will make all necessary filings and registrations with Bapepam, the SEC and all relevant exchanges; provided, that the Borrower will not be in breach of this Section to the extent its violation or non-compliance with this Section relates to or is connected with the Borrower's failure to comply with the laws, rules, regulations or the policies or procedures of the SEC, relating to the Borrower's Annual Report on Form 20-F for 2002, the qualifications of and audit by Eddy Pianto/KAP Jimmy Budhi for fiscal 2002, any statements, disclosures or releases relating to the foregoing, or the filing of any of the foregoing with the SEC; provided, further, the Borrower agrees to use its reasonable efforts to comply with such laws, rules, regulations, policies and procedures with respect thereto, as soon as reasonably practicable.

                  (b) The Borrower will: (i) no later than 15 days after the execution of this Agreement, make an initial report; and (ii) make monthly periodic reports no later than the 15th day of the relevant month, in relation to this Agreement to Bank Indonesia, the Ministry of Finance of Indonesia and the Foreign Commercial Loan Coordinating Team in Indonesia, each in the form as required by the relevant government entity.

                  (c) The Borrower will: (i) no later than 4:00 p.m. (Jakarta Time) on the last date of the month following the Effective Date and
(ii) on September 30 and March 31 of each year, make a report of foreign exchange flow activity to Bank Indonesia in the form required by Bank Indonesia.

                  SECTION 5.11. Listing. The Borrower will (a) maintain its listing on the Jakarta Stock Exchange and (b) will use its reasonable efforts to remain listed with the New York Stock Exchange; provided, that the Borrower shall not be in violation of this Section 5.11 if (i) the Government of Indonesia directs the Borrower in writing to delist or (ii) the Borrower is unable, after reasonable efforts, to find an auditor in Indonesia who is qualified to audit the Borrower's financial statements in accordance with U.S. federal securities laws and SEC requirements.

                  SECTION 5.12. Compliance. The Borrower will comply with all its obligations under this Agreement and the other Basic Documents to which it is a party.

                  SECTION 5.13. Ranking with Other Creditors. The Borrower will ensure that at all times the claims of the Lenders against it under this Agreement rank at least pari passu with the claims of all its other unsecured unsubordinated Indebtedness, save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

                  SECTION 5.14. Lines of Business. The Borrower's principal business will be the business of providing telecommunication services.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the principal of and interest on each Loan and all fees payable by the Borrower hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Limitation on Fundamental Changes and Sale of Assets.

                  (a) The Borrower will not (i) enter into any transaction of merger or consolidation or amalgamation unless, after giving effect to such transaction, the surviving entity is the Borrower and no Default or Event of Default has occurred and is continuing or (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its Property.

                  (b) The Borrower will not convey, sell, lease, assign, transfer or otherwise dispose of Property, where the effect of such transaction would place the Borrower in Default of its obligations under this Agreement.

                  SECTION 6.02. Transaction with Affiliates. The Borrower will not, nor will it permit its Material Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions not prohibited by BAPEPAM rules and regulations.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT", each an "EVENT OF DEFAULT") shall occur:

                  (a) the Borrower shall fail to pay any principal of, or interest on, any Loan or any fee or any other amount payable under this Agreement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; provided that the Borrower shall be entitled to a cure period of three Business Days from the date when any payment becomes due and payable, and, provided further, that with respect to any failure caused solely by an administrative or technical error, the Borrower shall be entitled to an additional two Business Day cure period;

                  (b) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement shall prove to have been incorrect when made or deemed made, or any representation or warranty made or deemed made by or on behalf of the Borrower in connection with any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been materially incorrect when made or deemed made;

                  (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.07, 5.13 or in Article VI, or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in the other Basic Documents to which it is a party;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Article) and if such failure is capable of remedy, such failure shall continue unremedied for a period of 15 or more days after the Borrower becoming aware of such default;

                  (e) the Borrower or its Material Subsidiary shall fail to make any payment of $1,000,000 or more (whether of principal or interest) in respect of any Indebtedness of a principal amount exceeding $10,000,000 or equivalent, when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness;

                  (f) any event or condition shall occur and be continuing that results in any Indebtedness of $10,000,000 or more becoming due prior to its scheduled maturity or that enables or permits the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in each case, after giving effect to the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, delay of payment or other relief in respect of the Borrower or its Material Subsidiary or their respective debts, or of a substantial part of their respective assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or its Material Subsidiary or for a substantial part of their respective assets, in each case, in respect of which an order for relief is entered or an adjudication or appointment is made, as applicable, but remains undismissed for a period of 90 days or more;

                  (h) the Borrower or its Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or its Material Subsidiary or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) the Borrower or its Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or its Material Subsidiary or any combination thereof and such judgments shall continue unsatisfied and in effect for a period of 90 days without being vacated, discharged, satisfied, or stayed or bonded pending appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or its Material Subsidiary to enforce any such judgment;

                  (k) any license, consent, authorization, registration or approval at any time necessary to enable the Borrower to comply with any of its material obligations under this Agreement shall be revoked, withdrawn or withheld or shall be modified or amended in a manner prejudicial to the interests of the Lenders hereunder; or any Governmental Authority of Indonesia shall promulgate or declare effective any law, rule or regulation that could have a Material Adverse Effect;

                  (l) any Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the property of the Borrower (without payment of fair compensation) or shall take any action that materially affects the ability of the Borrower to perform its obligations under this Agreement; or the Borrower shall be prevented from exercising normal control over all or a substantial part of its property;

                  (m) Indonesia or any competent authority thereof shall declare a moratorium on the payment of indebtedness by Indonesia or any governmental agency or authority thereof or the Borrower or its Material Subsidiary;

                  (n) the occurrence of any event or series of events which has had or could reasonably be expected to have a Material Adverse Effect;

                  (o) the Borrower repudiates this Agreement or any other Basic Document to which it is a party or does or causes or permits to be done any act or thing constituting a repudiation of this Agreement or any other Basic Document to which it is a party; or

                  (p) it becomes unlawful at any time for the Borrower to perform all or any of their respective obligations under this Agreement or any other Basic Document to which it is a party;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Facility Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                               THE FACILITY AGENT

                  SECTION 8.01. Appointment. Each of the Lenders hereby irrevocably appoints the Facility Agent as its agent and authorizes the Facility Agent to take such actions on its behalf and to exercise such powers as are delegated to the Facility Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  SECTION 8.02. Rights as a Lender. The Person serving as the Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Facility Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Facility Agent hereunder.

                  SECTION 8.03. Limitation on Duties. The Facility Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Facility Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Facility Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Facility Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Required Lenders as shall be necessary under the circumstances as provided in Section 9.02, and (c) except as expressly set forth herein, the Facility Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Facility Agent or any of its Affiliates in any capacity. The Facility Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Facility Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Facility Agent by the Borrower or a Lender, and the Facility Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Facility Agent.

                  SECTION 8.04. Reliance by Agent. The Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Facility Agent also may rely upon any statement made to it orally, by telephone, facsimile, email, telex or any other mode of communication and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Facility Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for by this Agreement, the Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  SECTION 8.05. Sub-Agents. The Facility Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Facility Agent. The Facility Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Facility Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Facility Agent.

                  SECTION 8.06. Resignation. Subject to the appointment and acceptance of a successor Facility Agent as provided in this Section, the Facility Agent may resign at any time by notifying the Lenders and the Borrower and the Lenders shall have the right to remove the Facility Agent by notifying the Borrower and the Facility Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor. In the case of a resignation by the Facility Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Facility Agent gives notice of its resignation, then the retiring Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent. Upon the acceptance by a successor of its appointment as Facility Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Facility Agent hereunder and under the Call Option and Escrow Agreement and the retiring Facility Agent shall be discharged from its duties and obligations hereunder and under the Call Option and Escrow Agreement. The fees payable by the Borrower to a successor Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Facility Agent's resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Facility Agent.

                  SECTION 8.07. Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  SECTION 8.08. Legal Restrictions. The Facility Agent may refrain from doing anything (including disclosing any information) which might in its opinion (a) constitute a breach of any law or regulation or (b) be actionable at the suit of any Person, and may do anything which in its opinion is necessary or desirable to comply with any law or regulation.

                  SECTION 8.09. Information. The Facility Agent shall (a) send a copy of all notices and other communications and all financial statements, reports, certificates and other documents delivered to it by the Borrower under this Agreement to each of the Lenders; (b) not be obligated to transmit to the Lenders any information in any way relating to any of the parties hereto to which it may have acquired otherwise than in its capacity as Facility Agent in connection with this Agreement; and (c) at the request of any Lender, furnish any notice or other communication or make any request that it is entitled to do under this Agreement.

                  SECTION 8.10. Application of Proceeds. Subject to Section 2.07, all sums received or recovered by the Facility Agent pursuant to or upon the enforcement of this Agreement after the giving of a declaration under
Article VII shall be paid to the Facility Agent and, if denominated in a currency other than Dollars, converted by the Facility Agent into Dollars at the rate of exchange calculated in accordance with Section 9.12 and thereafter applied (irrespective of any contrary appropriation by the Borrower) in the following order of priority:

                  (a) in or towards payment of all fees, costs and expenses properly incurred by or on behalf of the Facility Agent (or any receiver and/or manager, administrative receiver, trustee or similar officer appointed pursuant to this Agreement) in connection with the enforcement of this Agreement;

                  (b) in payment to those of the Lenders to whom are owed sums outstanding under this Agreement in the following order of priority:

                           (i) in or towards payment pro rata of any interest or fees accrued but unpaid under this Agreement;

                           (ii) in or towards payment pro rata of any principal sums outstanding under this Agreement; and

                           (iii) in or towards payment pro rata of any other financing costs accrued but unpaid under this Agreement;

                  (c) as to any balance, in payment to the Borrower or other Person properly entitled thereto.

                  SECTION 8.11. Directions. The Facility Agent may require the receipt of security satisfactory to it against any liability or loss which it may incur in taking any proceedings or action arising out of or in connection with this Agreement before it commences those proceedings or takes that action.

                  SECTION 8.12. Affiliates. In order to enable JPMorgan Chase Bank, Hong Kong Office to bring relevant expertise to bear on its engagement under this Agreement from among its global affiliates, the Borrower agrees that JPMorgan Chase Bank, Hong Kong Office may share information obtained from the Borrower hereunder with its affiliates, and may perform the services contemplated hereby in conjunction with its affiliates, and that any JPMorgan Chase Bank, Hong Kong Office affiliates performing services hereunder shall be entitled to the benefits and subject to the terms of this Agreement.

                  SECTION 8.13.  Banking Business.  The Facility Agent may:

                  (a) carry on any business with the Borrower or any Subsidiary or other Affiliate thereof;

                  (b) act as agent or trustee for, or in relation to any financing involving, the Borrower or any Subsidiary or other Affiliate thereof; and

                  (c) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing and shall not be required to account to any Lenders in respect of such profits or remuneration.

                  SECTION 8.14. Defaults. The Facility Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of amounts stated herein to be payable directly to it) unless the Facility Agent has received notice from a Lender or the Borrower specifying such Default. In the event that the Facility Agent receives such notice of the occurrence of a Default, the Facility Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Facility Agent shall (subject to Section 8.15) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until the Facility Agent shall have received such directions, the Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders.

                  SECTION 8.15. Failure to Act. Except for action expressly required of the Facility Agent hereunder to which the Facility Agent is intended to be a party, the Facility Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 9.03 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  SECTION 8.16. Call Option and Escrow Agreement. The Lenders hereby authorize and instruct the Facility Agent to enter into the Call Option and Escrow Agreement and to provide the information required from the Facility Agent thereunder, and the Borrower consents to the Facility Agent doing so.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Notices. All notices, demands and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, in the case of notices and other communications between the Facility Agent and the Lenders, the Facility Agent shall have the option to deliver such notices and other communications by electronic mail to the Lenders provided that the Facility Agent shall also deliver such notices and communication by letter to such Lender. All notices, demands and other communications provided for herein shall be delivered to the following addresses:

                  (a) if to the Borrower, to it at Jl. Japti No.1, Bandung 40133, Indonesia, Attention of President Director (Facsimile No. (62 22) 424-0313; Telephone No. (62 22) 242-0313);

                  (b) if to the Facility Agent, to it at 21st Floor, JPMorgan Tower, Grand Central Plaza, 138 Shatin Rural Committee Road, Shatin, N.T., Hong Kong, Attention of Terence Yeung (Facsimile No. +852 2836 9672/2836 9651; Telephone No. +852 2800 5059); and

                  (c) if to a Lender, to it at its address, facsimile number or electronic mail address designated for such lender on the signature pages hereof;

                  Any party hereto may change its address, facsimile number or electronic mail address for notices and other communications hereunder by providing not less than five Business Days prior written notice to the other parties hereto (or, in the case of any such change by a Lender of its lending office and/or office for notices, by notice to the Borrower and the Facility Agent). Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered: (a) if given by letter, when actually delivered to the relevant address; (b) if given or made by facsimile, when dispatched if the transmission report states that it has been sent in full without error; provided that, if the day on which such notice, demand or other communication would otherwise be deemed to have been delivered is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed to have been delivered on the next following day at such place; and (c) if given by electronic mail, be deemed to have been duly given (i) on the day (if a Business Day and, if not, on the next following Business Day) on which such electronic mail is validly transmitted if transmitted before 5.00 p.m. local time in the place of address, and if transmitted after that time, on the next following Business Day and (ii) upon the Facility Agent's mailbox receiving an acknowledgement that the transmission has been received by the recipient's mailbox and no failed delivery message; provided that any communication or document to be made or delivered to the Facility Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or such other department or officer as the Facility Agent shall from time to time specify for this purpose).

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Facility Agent and the applicable Lender; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Facility Agent and the applicable Lender. The Facility Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  SECTION 9.02.  Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Facility Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Facility Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Facility Agent with the consent of the Required Lenders; provided that no such agreement shall

                           (i) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                           (ii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby,

                           (iii) change Section 2.07 without the written consent of each Lender affected thereby, or

                           (iv) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Facility Agent hereunder without the prior written consent of the Facility Agent.

                  SECTION 9.03.  Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all out-of-pocket expenses incurred by the Facility Agent and its Affiliates, including the fees, charges and disbursements of counsel for the Facility Agent, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Facility Agent or any Lender, including the fees, charges and disbursements of any counsel for the Facility Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loan made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein in each case, as required to be paid by the Borrower pursuant to the terms of this Agreement or the other Basic Documents to which the Borrower is a party.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Facility Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (iv) acting or relying on any notice, request or instruction which it believes to be genuine, correct and appropriately authorized relating to this Agreement, or (v) investigating any event which it reasonably believes is a Default; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. The Lenders agree to indemnify the Facility Agent (to the extent not reimbursed under Section 9.03(b), but without limiting the obligations of the Borrower under Section 9.03(b)) ratably in accordance with the principal amount of the Loan held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Facility Agent (including by any Lender) arising out of or by reason of any investigation or any way relating to or arising out of this Agreement (including the costs and expenses that the Borrower are obligated to pay under Section 9.03(b) but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Facility Agent.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable on demand therefor.

                  SECTION 9.04.  Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Facility Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders. Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it provided that any such assignment shall be in a minimum amount of $1,000,000 or equivalent to the balance of principal payable to the Lender under this Agreement); provided that

                           (i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, and

                           (ii) the parties to each assignment shall execute and deliver to the Facility Agent an Assignment and Acceptance, and the assignee shall pay a processing and recordation fee of $1,000 to the Facility Agent.

                  Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) Maintenance of Register by the Facility Agent. The Facility Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section, the Facility Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and notify the Borrower of such assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender may, without the consent of the Borrower or the

Facility Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Facility Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.06 unless the Borrower is notified of the participation sold to such Participant.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Facility Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.11 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Facility Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Facility Agent and when the Facility Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Service of Process; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. The Borrower hereby agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and the Borrower hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Borrower further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                  (c) Process Agent. The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011 (the "PROCESS AGENT"), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Facility Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

                  (d) Other Service. Nothing herein shall in any way be deemed to limit the ability of the Facility Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (e) Waiver of Venue. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. No Immunity. To the extent that the Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                  SECTION 9.12. Judgment Currency. This is an international loan transaction in which the specification of Dollars is of the essence, and the obligations of the Borrower under this Agreement to make payment to (or for account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the "JUDGMENT CURRENCY"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Facility Agent could purchase such Dollars at the principal office of the Facility Agent with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Facility Agent or any Lender hereunder (in this Section called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                  SECTION 9.13. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Indonesia, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15 Confidentiality. All material, non-public information provided to or received by, or otherwise obtained by, the Facility Agent or any Lender pursuant to this Agreement shall be kept secret and confidential by the Facility Agent or such Lender, as the case may be, except that such information may be disclosed (i) to its and its Affiliates' head office, other branches, representative offices, directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (vii) with the prior written consent of the Borrower or (viii) to the extent such information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Facility Agent or any Lender on a nonconfidential basis.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PERUSAHAAN PERSEROAN (PERSERO) PT
TELEKOMUNIKASI INDONESIA, TBK.

By /s/ Kristiono
   _________________________
  Name:  Kristiono
  Title: President Director

By_________________________
  Name:
  Title:

JPMORGAN CHASE BANK,
HONG KONG OFFICE, as Facility Agent

By /s/ Sigit Priwibowo
   _________________________
  Name:  Sigit Priwibowo
  Title: Vice President

LENDERS

ASO I (MAURITIUS) LIMITED

By  /s/ Mark McGoldrick
   ________________________
   Name: Mark McGoldrick
   Title: Director

Lending office and address for notices:

Attention of:     Fred Tai/Nelly Cheng
Address:          c/o: 68th Floor, Cheung Kong Center
                  2 Queen's Road Central
                  Hong Kong
Facsimile No.:    (852) 2978-0619
Telephone No.:    (852) 2978-1275/2978-1625
E-mail:           ficc-lstops-hk@fi.fi.gs.com

AVENUE ASIA CAPITAL PARTNERS, L.P.

By /s/ Malcolm Robinson
  _________________________
  Name: Malcolm Robinson
  Title: Managing Director

Lending office and address for notices:

Attention of:     Malcolm Robinson/Alexa Kim
Address:          c/o Avenue Capital Group (New York)
                  535 Madison Avenue, 15th Floor
                  New York, NY 10022
                  USA
Facsimile No.:    (1-212) 878-3585
Telephone No.:    (1-212) 850-7540/878-3528
E-mail:           malrobinson@bloomberg.net
                  alexa.kim@avenue-asia.com

And to:

Attention of:     Ivy Santoso
Address:          c/o Avenue Capital Group (Jakarta)
                  Wisma GKBI 39th Floor, Suite 3901
                  Jl. Jend. Sudirman No. 28
                  Jakarta 10210
                  Indonesia
Facsimile No.:    (62-21) 5799-8138
Telephone No.:    (62-21) 5799-8137
E-mail:           ivy.santoso@avenue-asia.com

AVENUE ASIA INTERNATIONAL LTD.

By /s/ Malcolm Robinson
  _________________________
  Name: Malcolm Robinson
  Title: Managing Director

Lending office and address for notices:

Attention of:     Malcolm Robinson/Alexa Kim
Address:          c/o Avenue Capital Group (New York)
                  535 Madison Avenue, 15th Floor
                  New York, NY 10022
                  USA
Facsimile No.:    (1-212) 878-3585
Telephone No.:    (1-212) 850-7540/878-3528
E-mail:           malrobinson@bloomberg.net
                  alexa.kim@avenue-asia.com

And to:

Attention of:     Ivy Santoso
Address:          c/o Avenue Capital Group (Jakarta)
                  Wisma GKBI 39th Floor, Suite 3901
                  Jl. Jend. Sudirman No. 28
                  Jakarta 10210
                  Indonesia
Facsimile No.:    (62-21) 5799-8138
Telephone No.:    (62-21) 5799-8137
E-mail:           ivy.santoso@avenue-asia.com

AVENUE ASIA INVESTMENTS, L.P.

By /s/ Malcolm Robinson
  _________________________
  Name: Malcolm Robinson
  Title: Managing Director

Lending office and address for notices:

Attention of:     Malcolm Robinson/Alexa Kim
Address:          c/o Avenue Capital Group (New York)
                  535 Madison Avenue, 15th Floor
                  New York, NY 10022
                  USA
Facsimile No.:    (1-212) 878-3585
Telephone No.:    (1-212) 850-7540/878-3528
E-mail:           malrobinson@bloomberg.net
                  alexa.kim@avenue-asia.com

And to:

Attention of:     Ivy Santoso
Address:          c/o Avenue Capital Group (Jakarta)
                  Wisma GKBI 39th Floor, Suite 3901
                  Jl. Jend. Sudirman No. 28
                  Jakarta 10210
                  Indonesia
Facsimile No.:    (62-21) 5799-8138
Telephone No.:    (62-21) 5799-8137
E-mail:           ivy.santoso@avenue-asia.com

AVENUE ASIA SPECIAL SITUATIONS FUND II, L.P.

By /s/ Malcolm Robinson
  _________________________
  Name: Malcolm Robinson
  Title: Managing Director

Lending office and address for notices:

Attention of:     Malcolm Robinson/Alexa Kim
Address:          c/o Avenue Capital Group (New York)
                  535 Madison Avenue, 15th Floor
                  New York, NY 10022
                  USA
Facsimile No.:    (1-212) 878-3585
Telephone No.:    (1-212) 850-7540/878-3528
E-mail:           malrobinson@bloomberg.net
                  alexa.kim@avenue-asia.com

And to:

Attention of:     Ivy Santoso
Address:          c/o Avenue Capital Group (Jakarta)
                  Wisma GKBI 39th Floor, Suite 3901
                  Jl. Jend. Sudirman No. 28
                  Jakarta 10210
                  Indonesia
Facsimile No.:    (62-21) 5799-8138
Telephone No.:    (62-21) 5799-8137
E-mail:           ivy.santoso@avenue-asia.com

BANK OF BERMUDA (GUERNSEY) LIMITED, AS SUB CUSTODIAN AND AGENT FOR SPINNAKER GLOBAL EMERGING MARKETS FUND AND SPINNAKER GLOBAL OPPORTUNITY FUND

By /s/ Keith Doman
  _________________________
  Name: Keith Doman
  Title: Head of Global Fund Services (Guernsey)

Lending office and address for notices:

Attention of:     Rebecca Brehaut
Address:          PO Box 208, Bermuda House
                  St. Julian's Avenue, St. Peter Port
                  Guernsey, Channel Islands GY1 3NF
Facsimile No.:    (44-1481) 707-237
Telephone No.:    (44-1481) 707-054
E-mail:           rebecca.brehaut@bankofbermuda.com

BANK ONE, NA

By /s/ Michael S. Brown
  _________________________
  Name:  Michael S. Brown
  Title: Managing Director
         Regional Executive, Asia Pacific

Address for Lending Office:

Bank One, NA
Suite IL1-0629, 1-10
1 Bank One Plaza
Chicago, Illinois 60670-0629

Address for notices:

Bank One, NA, HK Branch
Attention of:         Wicky Tam
Address:              Hong Kong Branch
                      7th Floor, Jardine House, 1 Connaught Place
                      Central, Hong Kong
Facsimile No.:        (852) 2844-9318
Telephone No.:        (852) 2844-9222 (Main) / 2844-9250 (Direct)
E-mail:               wicky_tam@bankone.com

And to:

Bank One, NA
Attention of:         Sandra S. Nimtz
Address:              Suite IL 1-0318, 1-17
                      1 Bank One Plaza
                      Chicago, Illinois 60670-0318
Facsimile No.:        (1-312) 732-1158
Telephone No.:        (1-312) 732-3967
E-mail:               sandy_nimtz@bankone.com

BAYERISCHE HYPO- UND VEREINSBANK AG

By /s/ Anil Yadav
  _________________________
  Name:  Anil Yadav
  Title: Director - Project and Export Finance Asia Pacific

Lending office and address for notices:

Attention of:     Anil Yadav/Lee Thiam Seng/Kelly Lee
Address:          Bayerische Hypo-und Vereinsbank AG, Singapore Branch
                  30 Cecil Street, #26-01 Prudential Tower
                  Singapore 049712
Facsimile No.:    (65) 6413-3824/3714
Telephone No.:    (65) 6413-3502/3852/3772
Email:            anil.kumar.yadav@hvbasia.com
                  Thiam.Seng.lee@hvbasia.com
                  Kelly.Lee@hvbasia.com

And to:

Attention of:     Angelo Bartoli
Address:          Bayerische Hypo-und Vereinsbank AG
                  MCP 6, Am Tucherpark 1
                  D-80311, Munich
                  Germany
Facsimile No.:    (49-89) 378-28197
Telephone No.:    (49-89) 378-26293
Email:            angelo.bartoli@hvb.de

BAYERISCHE LANDESBANK, SINGAPORE BRANCH

By /s/ Sarah Lim                                /s/ Daniel Soo
  _________________________                   _________________________
  Name:  Sarah Lim                             Daniel Soo
  Title: Vice President                        Assistant Vice President

Lending office and address for notices:

Attention of:     Sarah Lim/Daniel Soo
Address:          300 Beach Road
                  #37-01 The Concourse
                  Singapore 199555
Facsimile No.:    (65) 6293-3171
Telephone No.:    (65) 6390-6643/6390-6614
Email:            limsarah@bayernlb.de
                  danielsoo@bayernlb.de

BNP PARIBAS, SINGAPORE BRANCH

By /s/ Robert Dolk                                 /s/ Denis Fargier
  _________________________                      ________________________
 Name:  Robert Dolk                              Denis Fargier
 Title: Regional Head, Structured Finance        Head, Leveraged Finance Group
        Asia & Australasia                       Asia-Pacific

Lending office and address for notices:

Attention of:     Sandeep Aggarwal/Fabien Banaletti
Address:          20 Collyer Quay
                  Tung Centre
                  Singapore 049319
Facsimile No.:    (65) 6210-1809
Telephone No.:    (65) 6210-1801/6210-1807
Email:            sandeep.aggarwal@asia.bnpparibas.com;
                  fabien.banaletti@asia.bnpparibas.com

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

By /s/ Gerardo J. Bernaldez                           /s/ Christopher J. Hedberg
  _________________________                          _________________________
  Name: Gerardo J. Bernaldez                         Christopher J. Hedberg
  Title: Portfolio Manager                           Operations Manager

Lending office and address for notices:

Attention of:     Joshua M. Jongewaard/Sandra Sullivan
Address:          12700 Whitewater Drive MS 53
                  Minnetonka, Minnesota 55343-9439
                  USA
Facsimile No.:    (952) 984-3895/3728
Telephone No.:    (952) 984-3641/3762
Email:            Joshua_jongewaard@cargill.com
                  Sandra_Sullivan@cargill.com

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK,
SINGAPORE BRANCH

By /s/ How Seen Tiat                 By /s/ Peter Tang
  _________________________            _________________________
  Name:  How Seen Tiat                 Name:  Peter Tang
  Title: Director                      Title: Senior Manager

Lending office and address for notices:

Attention of:     Peter Tang/Tan Mui Kheng/Lim Geat Choo
Address:          77 Robinson Road
                  #09-00 SIA Building
                  Singapore 068896
Facsimile No.:    (65) 6536-3200/6438-4706
Telephone No.:    (65) 6230-6778/6230-6730/6230-6732
E-mail:           peter.tangcw@rabobank.com
                  muikheng.tan@rabobank.com
                  geatchoo.lim@rabobank.com

CREDIT AGRICOLE INDOSUEZ (SUISSE) SA

By /s/ Christel Lambeln             By /s/ Christophe Mottaz
  _________________________           __________________________
  Name: Christel Lambeln              Name: Christophe Mottaz
  Title:                              Title:

Lending office and address for notices:

Attention of:         Alberto Diaz-Guerra
Address:              4, Quai General Guisan
                      1204 Geneva
                      Switzerland
Facsimile No.:        (41-22) 319-9678
Telephone No.:        (41-22) 319-9155
E-mail:               Alberto_Diaz-Guerra@ca-indosuez.ch

DEUTSCHE BANK AG, LONDON

By /s/ Lee, Soo Cheon              By /s/ Tod Macr
  _________________________          ____________________
  Name: Lee, Soo Cheon               Name: Tod Macr
  Title: Director                    Title: Director

Lending office and address for notices:

Attention of:     Lindsay Powell
Address:          Winchester House
                  1 Great Winchester Street
                  London EC2N 2DB
                  United Kingdom
Facsimile No.:    (44-20) 7547-2707
Telephone No.:    (44-20) 7547-3463
E-mail:           lindsay.powell@db.com

And to:

Attention of:     London Loan Operations
Address:          Deutsche Bank AG, London
                  21st Floor
                  99 Bishopsgate
                  London
                  United Kingdom
Facsimile No.:    (44-20) 7547-5843
Telephone No.:    (44-20) 7545-7163
E-mail:           LS2.DisTrading@list.db.com;
                  janet.young@db.com

FARALLON CAPITAL MANAGEMENT, L.L.C.

By /s/ William F. Mellin
  _________________________
  Name: William F. Mellin
  Title: Managing Member

Lending office and address for notices:

Attention of:     Colby Trexler
Address:          One Maritime Plaza, Suite 1325
                  San Francisco, CA 94111
                  USA
Facsimile No.:    (415) 421-3876
Telephone No.:    (415) 421-2132
E-mail:           ctrexler@FarallonCapital.com

HILLSIDE APEX FUND LIMITED

By /s/ Rob King
  _________________________
  Name:  Rob King
  Title: Director

Lending office and address for notices:

Attention of:         Chris Currington
Address:              Thames River Capital (UK) Limited
                      51 Berkeley Square
                      London W1J 5BB
                      United Kingdom
Facsimile No.:        (44-20) 7360-1249
Telephone No.:        (44-20) 7360-1248
E-mail:               ccurington@thamesriver.co.uk
                      btallaksen@thamesriver.co.uk
                      mmabbutt@thamesriver.co.uk

HSH NORDBANK INTERNATIONAL S.A.

By /s/ Sonja Risch                 By /s/ Franz-Josef Glauben
  _________________________          ___________________________
  Name: Sonja Risch                  Name: Franz-Josef Glauben
  Title: Banking Officer             Title: Manager

Lending office and address for notices:

Attention of:         Monica Biedermann
Address:              2, rue Jean Monnet
                      L-2180 Luxembourg
Facsimile No.:        (352) 4241-97
Telephone No.:        (352) 4241-41-245
E-mail:               monica.biedermann@hsh-nordbank-int.com

And to:

HSH NORDBANK AG
Attention of:         Ursula Kollex
Address:              Martensdamm 6
                      24103 Kiel
Facsimile No.:        (49-431) 9006-13034
Telephone No.:        (49-431) 900-13034
E-mail:               ursula.kollex@hsh-nordbank.com

JPMORGAN CHASE BANK, SINGAPORE BRANCH

By /s/ Michael Choo
  _________________________
  Name:  Michael Choo
  Title: VP

Lending office and address for notices:

Attention of:         S. Tiwari or Sharath S.Shetty

Address:              c/o JPMorgan Services (I) Private Limited
                      Technopolis Knowledge Park,
                      Mahakali Caves Road,
                      Andheri  (East), Mumbai 400 093
                      India
Facsimile No.:        (91) (22) 5695 4361
Telephone No.:        (91) (22) 5695 3621/23
E-mail:               Bipin.S.Tiwari@jpmorgan.com
                      Sharath.S.Shetty@jpmorgan.com

And to:

Attention of:         Michael Choo
Address:              JPMorgan Chase Bank, Singapore Branch
                      168 Robinson Road
                      #17-00 Capital Tower
                      Singapore 068912
Facsimile No.:        (65) 6392-7264
Telephone No.:        (65) 6882-1331
E-mail:               michael.choo@jpmorgan.com

JP MORGAN EUROPE LIMITED

By /s/ Michael Choo
  _________________________
  Name:  Michael Choo
  Title: VP

Lending office and address for notices:

Attention of:         Gwen Griffiths/Mike Brosnan
Address:              125 London Wall
                      11th Floor
                      London EC2Y 5AJ
                      England
Facsimile No.:        (44-207) 742 7922
Telephone No.:        (44-207) 777-4703 / 777-4532
Email:                Gwen.Griffiths@jpmchase.com
                      Mike.Brosnan@jpmchase.com

KBC BANK N.V., LONDON BRANCH

By /s/ Eric Nelsen                     By /s/ Alex Skinner
  _________________________              _________________________
  Name:  Eric Nelsen                     Name: Alex Skinner
  Title: Head of Credit Risk             Title: Documentation Officer

Lending office and address for notices:

Attention of:         Simon Lay
Address:              KBC Bank N.V., London Branch
                      5th Floor, 111 Old Broad Street
                      London EC2N 1BR
                      United Kingdom
Facsimile No.:        (44-20) 7256-2141
Telephone No.:        (44-20) 7256-4856
Email:                simon.lay@kbc.be

And to:

Attention of:         Gilbert Yu
Address:              KBC Bank N.V.
                      Global Structured Finance
                      39th Floor, Central Plaza
                      18 Harbour Road
                      Wanchai, Hong Kong
Facsimile No.:        (852) 2879-3418
Telephone No.:        (852) 2879-3424
Email:                waihonggilbert.yu@kbc.com

And to:

Attention of:         Frank Stokes/Nyree O'malley
Address:              KBC Bank N.V., Dublin Branch
                      KBC House, 4 Georges Dock
                      IFSC
                      Dublin 1
                      Ireland
Facsimile No.:        (353-1) 661-0196
Telephone No.:        (353-1) 670-0888
Email:                frank.stokes@kbc.be
                      nyree.omalley@kbc.be

KORAM BANK

By /s/ Eung Shik Shin
  --------------------------------
  Name:  Eung Shik Shin
  Title: Head of Investment Banking Team

Lending office and address for notices:

Attention of:         Y.S. Jeong (Assistant Manager)/C.W. Bang (Assistant
                      Manager)
Address:              #39, Da-Dong Chung-Ku
                      Seoul
                      Korea (100-180)
Facsimile No.:        (822) 3455-2923
Telephone No.:        (822) 3455-2547/2543
E-mail:               jeong@goodbank.com

LANDESBANK HESSEN-THUERINGEN GIROZENTRALE

By /s/ Ulrich Paehler                            /s/ Claudia Schmidt
  --------------------------------               -------------------------------
  Name:  Ulrich Paehler                          Claudia Schmidt
  Title: Senior Vice President                   Project Analyst

Lending office and address for notices:

Attention of:         Structured Finance/Credit and Cash Flow Analysis
Address:              Main Tower
                      Neue Mainzer Strasse 52-58
                      60311 Frankfurt am Main
                      Germany
Facsimile No.:        (49-69) 9132-3208
Telephone No.:        (49-69) 9132-2892
E-mail:               Claudia.Schmidt@helaba.de

NIB CAPITAL BANK LTD

By /s/ H. Huyssen van Kattendijke                       /s/ Ng Eng Chye
  ---------------------------------                     ------------------------
  Name:  H. Huyssen van Kattendijke                     Ng Eng Chye
  Title: Managing Director                              Vice President

Lending office and address for notices:

Attention of:         Ng Eng Chye/Teo Siok Choo
Address:              1 Finlayson Green, #15-01
                      Singapore 049246
Facsimile No.:        (65) 6538-2510
Telephone No.:        (65) 6230-8107/6230-8114
E-mail:               eng.chye.ng@nibcapital.com;
                      teo.siok.choo@nibcapital.com

PT. INDUSTRI TELEKOMUNIKASI INDONESIA (PERSERO)

By /s/ John Welly
  -------------------------------
  Name:  John Welly
  Title: President Director

Lending office and address for notices:

Attention of:         Rizka Irawan/Bahrun Rosyadi/Waseso Adiatmo
Address:              Fixed Network and Access Division/Corporate Secretary
                      Gedung Kantor Pusat
                      Jl. Mohammad Toha 77
                      Bandung 40253
                      Indonesia
Facsimile No.:        (62-22) 520-5394/522-4636
Telephone No.:        (62-22) 520-2615/520-1501 ext: 2410
E-mail:               rizka@inti.co.id
                      bahrun@inti.co.id
                      waseso@inti.co.id

SOCIETE GENERALE, SINGAPORE BRANCH

By /s/ DANIEL MOLLE
  -------------------------------
  Name:  DANIEL MOLLE
  Title: CHIEF COUNTRY MANAGER

Lending office and address for notices:

Attention of:         Sunny Lui/Cecilia Wong/Michael Yap/Alex Teo
Address:              80 Robinson Road, #25-00
                      Singapore 068898
Facsimile No.:        (852) 2804-6215/(65) 6224-5417/6221-3826
Telephone No.:        (852) 2166-5671/(65) 6326-7551/6326-7553
E-mail:               cecilia-c-k.wong@sgcib.com;
                      sunny.lui@sgcib.com

SUMITOMO MITSUI BANKING CORPORATION

By /s/ Jun Ohta
  --------------------------------
  Name:  Jun Ohta
  Title: General Manager

Lending office and address for notices:

Attention of:         Edwin Lee/Ichiro Takano/Cathrine Lai
Address:              Structured Finance Department, Asia/Credit Administration
                      Department
                      3 Temasek Avenue, #06-01
                      Centennial Tower
                      Singapore 039190
Facsimile No.:        (65) 6883-0335/6882-0023
Telephone No.:        (65) 6882-0233/6882-0530
E-mail:               edwin_lee@sg.smbc.co.jp;
                      cathrine_lai@sg.smbc.co.jp